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                         AUTHENTIC FITNESS CORPORATION
                    CALCULATION OF INCOME PER COMMON SHARE
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                   FIRST QUARTER ENDED
                                                                 ------------------------
                                                                 OCTOBER 5,   SEPTEMBER 30,
                                                                   1996          1995
                                                                 ---------    ------------

Net Income (loss).............................................    ($11,541)    $   2,175
                                                                 ---------     ---------
                                                                 ---------     ---------
Weighted average number of shares of common stock outstanding
  during the period...........................................  20,524,721    17,905,104
Series A warrant exercised....................................   1,809,009        23,437
Options exercised during the period...........................      --            --
Common stock equivalents:
     Series A Warrants........................................      --         3,268,507
     Option shares outstanding using the treasury stock
       method.................................................      --           687,146
                                                                 ---------     ---------
Weighted average number of shares of common stock
  outstanding.................................................  22,333,730    21,884,194
                                                                 ---------     ---------
                                                                 ---------     ---------
Net income (loss) per share...................................  ($    0.52)    $    0.10
                                                                 ---------     ---------
                                                                 ---------     ---------
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